Exhibit 16.1 Re: Cognex Corporation File No. 001-34218 Dear Sir or Madam: We have read Item 4.01 of Form 8-K of Cognex Corporation dated October 29, 2025, and agree with the statements concerning our Firm contained therein. Very truly yours, /s/ GRANT THORNTON LLP November 3, 2025 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549